Exhibit 99.1

2 2 Investor Relations Contacts

3 3 BB&T is… ▪ A values - driven highly profitable growth organization. While we have had a very successful merger history, our primary focus is on organic growth; nonetheless, we are well positioned for strategic opportunities. ▪ Our fundamental strategy is to deliver the best value proposition in our markets. Recognizing value is a function of quality to price, our focus is on delivering high quality client service resulting in the Perfect Client Experience. ▪ Our over - arching purpose is to achieve our vision and mission, consistent with our values, with the ultimate goal of maximizing shareholder returns.

4 4 1 Excludes home office deposits 2 Number of branches per state as of August 18, 2015 3 Deposit Market Share data as of September 14, 2015 State # of Branches 2 Deposits 3,4 State Rank 4 North Carolina 1 356 $ 25.7 bn Virginia 359 $ 21.5 bn Florida 326 $ 15.8 bn Pennsylvania 4,5 294 $ 15.7 bn Georgia 161 $ 11.4 bn Maryland 4 169 $ 9.6 bn South Carolina 112 $ 7.3 bn Texas 121 $ 6.2 bn Kentucky 4 113 $ 5.7 bn West Virginia 4 79 $ 5.1 bn Alabama 88 $ 3.4 bn Tennessee 50 $ 2.5 bn District of Columbia 13 $ 2.0 bn New Jersey 4 35 $ 1.6 bn Indiana 2 NM Ohio 4 1 NM Total # of Branches 2,279 BB&T Corporation: A Growing Franchise 9 th Largest U.S. Financial Institution 3,4 BB&T 7 7 NM 4 2 6 4 14 2 3 5 1 5 NM 5 17 National Penn 4 Includes Citi, Bank of Kentucky, Susquehanna, and pending National Penn branches . 5 Pennsylvania state rank includes all institutions Source: FactSet , FDIC, SNL DataSource

5 5 28 Banking Regions 1 Local decision - making Centralized support system Foundation for our sales and service culture model … and Diverse Non - Bank Businesses Premier Model for Community Banking… 1 Includes pending region related to National Penn

6 6 Diversification Drives Revenue and Productivity **Based on segment revenues, excluding other, treasury and corporate for period ending 12/31/2015 2.09% 1.73% 1.68% Superior Performance… BB&T National Peers Largest 4 Banks Revenue/average assets 10 - year average 2006 - 2015 …With Less Volatility 1 0.31% 0.34% 0.40% Revenue/average assets 10 - year standard deviation 2006 - 2015 BB&T National Peers Largest 4 Banks Data per SNL Financial and as of 12/31/2015 National peer group: CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, ZION Largest 4 BHCs: BAC, C, JPM, WFC 1 Volatility measured as standard deviation of PPNR/Average Asset ratios Revenue Diversification by Segment** Community Banking 45% Residential Mortgage Banking 8% Dealer Financial Services 8% Specialized Lending 8% Financial Services 14% Insurance Holdings 17%

7 7 Record Loans Following Successful Acquisitions 1 ▪ Average loan growth, excluding acquisitions 3 , was 2.0% annualized and 4.5% annualized excluding residential mortgage, vs. 3Q15 ▪ Experienced strong loan growth vs. 3Q15 in several categories (excludes acquisitions):  C&I, up 7.8% annualized 3  Direct Retail, up 11.2% annualized 3  BB&T Equipment Finance, up 13.5 % annualized ▪ Loan growth, excluding acquisitions, continues to reflect runoff in residential mortgage ($432 million lower) and sales finance ($406 million decline) 1 Excludes loans held for sale 2 Other lending subsidiaries consist of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial, Regional Acceptance, among others 3 Excludes the impact of acquisitions. See non - GAAP reconciliations included in the Appendix. $118.3 $118.8 $120.0 $130.5 $ 134.8 $100.0 $108.0 $116.0 $124.0 $132.0 $140.0 4Q14 1Q15 2Q15 3Q15 4Q15 Average Loans Held for Investment ($ in billions) C&I $ 48,047 13.5% CRE – IPP 13,264 23.8 CRE – C&D 3,766 29.9 Dealer floor plan 1,164 40.6 Direct retail lending 10,896 38.8 Sales finance 10,533 5.6 Revolving credit 2,458 6.1 Residential mortgage 30,334 (0.7) Other lending subsidiaries 2 13,281 13.7 Acquired from FDIC and PCI 1,070 6.8 Total $ 134,813 13.0% 4 Q15 Average Balance 4 Q15 v. 3Q15 Annualized Increase (Decrease) Average Loans Held for Investment ($ in millions) ▪ Oil and gas portfolio totals $1.4 billion, or 1% of total loans  No delinquencies, nonaccruals at year end or 4Q15 losses ▪ Management expects loan growth to be relatively flat in 1Q16 vs 4Q15 , due to slower commercial loan growth

8 8 Portfolio De - Risking and Re - positioning Largely Complete Source: Y - 9C via SNL, RMO Analytics and Business Intelligence. Excludes loans held for sale. BB&T Loan Portfolio Mix Improvement Over Time Consumer Real Estate Composition Over Time ▪ Less dependent on higher - risk portfolios  Reduced Land and Construction allocation by 80%+ since 2007  Within Consumer Real Estate: Reduced Alt - A and interest only loans (see above)

9 9 Improved Deposit Mix and Cost $130.3 $129.5 $131.9 $143.8 $ 148.5 0.25% 0.25% 0.24% 0.24% 0.24% 0.20% 0.25% 0.30% 0.35% 0.40% $105.0 $115.0 $125.0 $135.0 $145.0 $155.0 4Q14 1Q15 2Q15 3Q15 4Q15 Total Interest-Bearing Deposit Cost ▪ Average total deposits grew $4.7 billion, or 12.8% annualized ▪ Excluding acquisitions 1 , average noninterest - bearing deposits increased approximately $800 million; or 7.5% annualized ▪ Excluding acquisitions, average noninterest - bearing deposit mix was 32.3% in 4Q15 vs. 31.7% in 3Q15 1 ▪ Time deposits continue to decline ($650 million lower excluding acquired balances) 1 Average Total Deposits ($ in billions) $39.1 $39.7 $41.5 $44.2 $ 45.8 $30.0 $34.0 $38.0 $42.0 $46.0 4Q14 1Q15 2Q15 3Q15 4Q15 Average Noninterest - Bearing Deposits ($ in billions) Noninterest - bearing deposits $ 45,824 15.0% Interest checking 24,157 27.5 Money market & savings 61,431 14.2 Subtotal $ 131,412 16.9% Time deposits 16,981 3.4 Foreign office deposits – Interest - bearing 98 NM Total deposits $ 148,491 12.8% 4Q15 Average Balance 4Q15 v. 3Q15 Annualized Increase (Decrease) Average Deposits ($ in millions) 1 See non - GAAP reconciliations included in the Appendix

10 10 Credit Quality Remains Excellent 1,2 ▪ Loans 90 days or more past due and still accruing decreased $69 million vs. 3Q15 ▪ Loans 30 - 89 days increased 13.5% vs. 3Q15  Reflects conversion of Susquehanna mortgage portfolio to MBA methodology ▪ Management expects 1Q16 net charge - offs to be in the range of 35 to 45 bps, reflecting normal retail seasonality ▪ Excluding subprime auto, BB&T charge - offs ~0.19% in 4Q15 2 ▪ NPAs decreased 4.3% vs. 3Q15  Decline driven by mortgage loan sale (no gain or loss), offset by a methodology change for mortgage and HELOCs ▪ Management expects NPA levels to increase slightly in 1Q16 0.42% 0.40% 0.38% 0.36% 0.34% 0.58% 0.58% 0.57% 0.55% 0.55% 0.20% 0.40% 0.60% 0.80% 4Q14 1Q15 2Q15 3Q15 4Q15 Total Nonperforming Assets as a Percentage of Total Assets BB&T Peers Annualized Net Charge - offs / Average Loans 1 Includes acquired from FDIC and PCI; excludes loans held for sale 2 See non - GAAP reconciliations included in the Appendix 3 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB and ZION 0.39% 0.34% 0.33% 0.32% 0.38% 0.31% 0.22% 0.23% 0.31% 0.26% 0.20% 0.30% 0.40% 0.50% 4Q14 1Q15 2Q15 3Q15 4Q15 BB&T Peers 3 3

11 11 Allowance Coverage Ratios Remain Strong 3.21x 3.60x 3.71x 3.44x 2.83x 2.39x 2.45x 2.55x 2.49x 2.53x 1.00 2.00 3.00 4.00 4Q14 1Q15 2Q15 3Q15 4Q15 ALLL to Net Charge-offs ALLL to NPLs HFI ▪ Coverage ratios remain healthy at 2.83x and 2.53x for the allowance to net charge - offs and NPLs, respectively ▪ The ALLL to loans ratio was 1.07%, compared to 1.08% last quarter  Loan portfolios have a remaining mark of approximately $750 million  Total ACL is $1.55 billion ▪ Oil and gas - related loans reflect an allowance for credit losses of approximately 5% at year - end 2015 ▪ In 1Q16, we will likely record an additional loan loss provision of $30 million – $40 million to increase our energy reserves to 7% – 8%  We are also likely to monetize a similar amount of securities gains ALLL Coverage Ratios

12 12 Net Interest Margin Expected to Increase 3.36% 3.33% 3.27% 3.35% 3.35% 3.20% 3.18% 3.16% 3.15% 3.12% 3.02% 2.99% 2.98% 2.95% 2.96% 2.75% 3.00% 3.25% 3.50% 4Q14 1Q15 2Q15 3Q15 4Q15 Reported NIM Core NIM Peers ▪ 4Q15 NIM stable at 3.35% as a result of:  Purchase accounting impact (+3 bps)  Impact from rate, volume and earning asset mix changes ( - 3 bps) ▪ 4Q15 core NIM was 3.12%, down 3 bps vs. 3Q15  Due to lower loan yields and larger balances held at the FRB ▪ Management expects GAAP and core net interest margin to increase modestly in 1Q16, assuming no changes in interest rates ▪ Asset sensitivity decreased slightly from 3Q15 due to investment and borrowing mix changes offset by loan mix and an increase in free funds Net Interest Margin 1 - 0.69% 0.78% 1.58% 2.23% - 0.01% 0.97% 1.89% 2.71% -1.00% 0.00% 1.00% 2.00% 3.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 12/31/15 Sensitivities as of 9/30/15 Rate Sensitivities 1 See non - GAAP reconciliations included in the attached Appendix 2 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB and ZION 2

13 13 Fee Income Increases 10.8% ▪ Insurance income increased $26 million vs. 3Q15 primarily due to seasonality  Decline vs. 4Q14 results from American Coastal sale ▪ Investment banking and brokerage fees and commissions decreased $14 million due to higher capital markets activity in the prior quarter ▪ Other income was up $15 million primarily due to:  $25 million increase in income related to assets for certain post - employment benefits, which is offset in personnel expense  $12 million improvement in client derivative income Offset by:  A decrease of $20 million in partnership and other investment income 46.2% 45.8% 46.3% 42.1% 41.8% 38.0% 38.0% 39.5% 38.5% 37.7% 35.0% 40.0% 45.0% 50.0% 4Q14 1Q15 2Q15 3Q15 4Q15 Fee Income Ratio 1,3 BB&T Peers 4Q15 4Q15 v. 3Q15 2 Increase (Decrease) 4Q15 v. 4Q14 Increase (Decrease) Insurance income $ 380 29.1% (7.1) % Service charges on deposits 165 (4.8) 3.1 Mortgage banking income 104 (25.0) (18.8) Investment banking and brokerage fees and commissions 91 (52.9) (18.8) Trust and investment advisory revenues 64 6.3 14.3 Bankcard fees and merchant discounts 56 (7.0) 7.7 Checkcard fees 47 17.6 14.6 Operating lease income 33 12.4 13.8 Income from bank - owned life insurance 27 (27.4) (10.0) FDIC loss share income, net (52) (41.0) (38.1) Securities gains (losses), net - NM NM Other income 3 100 70.0 12.4 Total noninterest income $ 1,015 10.8% (0.7) % Noninterest Income ($ in millions) 1 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non - GAAP reconciliations incl uded in the attached Appendix 2 Linked quarter percentages are annualized 3 Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period infor mat ion has been revised to conform to the current presentation 4 Peers include CMA , HBAN, KEY, MTB, PNC, RF, STI, USB and ZION ▪ Management expects fee income in 1Q16 to be relatively flat vs. 4Q15 led by insurance and modest growth in investment banking, offset by lower mortgage and service charges on deposits 4

14 14 Strategically Compelling Acquisition of Swett & Crawford ▪ BB&T is acquiring CGSC North America Holdings Corporation (“Swett & Crawford”) from Cooper Gay Swett & Crawford Ltd.  Swett & Crawford is one of the most respected wholesale insurance brokers in the U.S.  Transaction excludes Swett & Crawford’s non - U.S. business which accounts for less than 5% of its total revenue ▪ BB&T will pay $500 million in cash for Swett & Crawford  Approximately 9.2x 2016E EBITDA (5.9x with fully phased - in synergies)  Expected goodwill and intangibles of approximately $500 million  Reallocation of remaining 2015 CCAR approved share repurchases ▪ Acquisition enhances and diversifies BB&T’s fee income businesses  Increases insurance revenue by approximately 15%  Increases insurance revenue contribution from 15% to approximately 17%  Expected to contribute over $200 million in revenue ▪ BB&T is well prepared to successfully execute on this transaction  Extensive due diligence process and planning  Successful execution of similarly - sized Crump Insurance Services transaction in 2012 ▪ The transaction exceeds BB&T’s acquisition criteria ▪ The transaction is expected to close in the 1 st half of 2016

15 15 BB&T Insurance Overview ▪ CRC Insurance Services, Inc . – 46 locations offering wholesale brokerage and managing general agency services  Swett & Crawford – 35 locations offering wholesale brokerage and managing general agency services ▪ BB&T Insurance Services, Inc. – Over 100 retail insurance agency locations in the BB&T footprint. Key unit for carrying out Integrated Relationship Management strategy (IRM). Multi - line insurance offerings ▪ McGriff, Seibels and Williams, Inc. – 12 retail insurance operation locations, with 7 outside the BB&T (bank) footprint. Large account (Fortune 1000) emphasis. Multi - line insurance offerings ▪ AmRisc, LLC – Managing General Underwriter (no risk assumption) for primarily wind - based, catastrophe - prone property. Underwriters for a number of top rated insurance companies ▪ Crump Life Insurance Services – 25+ regional locations in the U.S ., brokerage operation for life insurance ▪ BB&T Insurance Services of California, Inc. – 10 retail insurance locations in California. Multi - line insurance offerings ▪ BB&T Assurance, Ltd. – Bermuda - based captive that supplies alternative risk transfer and specialty - program expertise, consulting and program management BB&T Insurance is composed of 7 separate and complementary businesses

16 16 BB&T Insurance Pro Forma Revenue by Company BB&T Insurance Revenue Profile Source: Company filings. 2015 Pro Forma Total Revenue: $1.8 billion 2015 Total Revenue: $1.6 billion BB&T Insurance Revenue by Company CRC / Swett & Crawford 37% BB&T Insurance Services 25% McGriff 15% AmRisc 7% Crump Life 10% BB&T Insurance Services of California 5% BB&T Assurance 1% CRC 29% BB&T Insurance Services 28% McGriff 17% AmRisc 8% Crump Life 12% BB&T Insurance Services of California 5% BB&T Assurance 1%

Noninterest Expense Reflects Acquisitions

BB&T



Efficiency Ratio[1,3]
65.0%
60.0%
55.0%
63.2%
63.8%
62.8%
62.6%
62.6%
55.6%
58.5%
59.2%
59.2%
58.8%
4Q14
1Q15
2Q15
3Q15
4Q15
BB&T
Peers[4]

- Personnel expense increased $11 million vs. 3Q15 primarily due to:
  - Higher salary expenses from increased headcount from acquisitions and
  - Increase in post-employment benefits

  Offset by:
  - Improved expenses related to medical insurance benefits and
  - A reduction in equity-based compensation due to timing of expense recognition for retirement eligible employees
- Other expense increased $14 million primarily due to operating charge-off adjustments, charitable contributions and travel
- Average FTEs increased 1,057 primarily due to the Susquehanna acquisition
- 4Q15 effective tax rate was 31.7%. Management expects the effective tax rate for 1Q16 to be similar to this quarter.

Noninterest Expense

($ in millions)

	4Q15	4Q15 v. 3Q15[2] Increase (Decrease)	4Q15 v. 4Q14 Increase (Decrease)
Personnel expense	$ 893	4.9 %	12.5 %
Occupancy and equipment expense	192	19.5	14.3
Software expense	52	15.9	15.6
Loan-related expense	37	(10.4)	(47.9)
Outside IT services	41	68.0	51.9
Professional services	29	(122.8)	(23.7)
Amortization of intangibles	32	41.0	45.5
Regulatory charges	28	47.6	16.7
Foreclosed property expense	11	(105.8)	10.0
Merger-related and restructuring charges, net	50	(139.1)	(177.8)
Other expense	232	25.5	31.1
Total noninterest expense	**$ 1,597**	**0.7 %**	**14.6 %**

- Management expects GAAP 1Q16 expenses to be flat vs. 4Q15 due to higher FICA / employee benefits expenses offset by lower merger-related costs

1 Excludes certain items as detailed in non-GAAP reconciliation section
2 Linked quarter percentages are annualized
3 Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation
4 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB and ZION

17

18 18 Committed to Achieving Cost Savings Goals 2015 4Q16 56% - 57% Efficiency $160 million 58.9% Efficiency $65 million related to Susquehanna related to National Penn * The above graph assumes no increase in interest rates. Efficiency reflects “cash” efficiency consistent with SNL’s definit ion . Target core expense growth Target Efficiency

Capital and Liquidity Strength



Common Equity Tier 1[1]
11.0%
10.5%
10.0%
9.5%
9.0%
10.6%
10.5%
10.4%
10.1%
10.2%
4Q14
1Q15
2Q15
3Q15
4Q15
Basel I
Basel III[2]

- The common equity tier 1 ratio was 10.0% on a fully phased in basis.
- BB&T's 4Q15 LCR was 130% driven by strong deposit growth and the acquisitions
- BB&T's 4Q15 liquid asset buffer was 13.5% (high quality liquid assets as a percentage of total assets)
- Issued $425 million in preferred stock at 5.625%
  - Strengthens Tier 1 capital

1 Current quarter regulatory capital information is preliminary. Risk-weighted assets are determined based on regulatory capital requirements in effect for the period presented. The ratio for periods prior to 2015 is the Tier 1 common equity ratio, which was based on the definition used for the SCAP assessment. This ratio was a non-GAAP measure. BB&T's management used this measure to assess the quality of capital and believes that investors found the measure useful in their analysis of the Corporation. This capital measure was not necessarily comparable to similar capital measures that may be presented by other companies. Management believes this measure was fairly comparable to Common Equity Tier 1 capital, which is required under Basel III.

2 Under Transitional Approach

19

20 20 Strong Funding and Liquidity ▪ Parent – Sources of Liquidity  Cash on Deposit at Bank = $7.5 billion  Annual Expected Dividends from Bank = $1.8 billion ▪ Parent – Uses of Liquidity  Annual Debt Service and Retirements = $1.9 b illion  Annual Preferred Dividends = $148 million  Annual Common Dividends = $913 million $7.6 $7.6 $8.6 $8.8 $8.8 $2.2 $2.2 $2.2 $2.2 $1.2 $4.6 $4.6 $4.4 $4.4 $4.4 $1.8 $1.8 $1.8 $3.1 $3.1 $0 $5 $10 $15 $20 4Q14 1Q15 2Q15 3Q15 4Q15 HoldCo Sr HoldCo Subordinated Bank Sr Bank Subordinated $16.2 $16.2 $17.0 $18.5 Long - term Funding ($ in billions) $17.5

21 21 Among the Lowest Debt Costs $27.2 $27.2 $27.8 $27.0 $26.2 $23.8 $24.7 $23.7 $25.7 $25.5 $17.4 $17.7 $18.0 $17.1 $19.0 $0 $20 $40 $60 $80 4Q14 1Q15 2Q15 3Q15 4Q15 Borrowing Capacity at Discount Window Securities Available and Eligible as Collateral FHLB Borrowing Available Capacity $68.4 $69.6 $69.5 $69.8 Global Excess Liquidity Sources ($ in billions) $70.7 25 23 22 22 24 20 22 24 26 4Q14 1Q15 2Q15 3Q15 4Q15 Parent Company Time to Required Funding (months)

Why U?

Best in Class Features

- Personalize the platform user interface
- Schedule appointments online
- Turn off/on check card
- Capture paper and electronic receipts and store them for up to 2 years
- Person-to-Person payments
- Aggregate account balances and transaction details from other banks
- Easily set up budgets and monitor spending
- View account balances without logging in
- View call center wait times
- Request callback instead of dialing and waiting on hold
- Skip the IVR when calling our primary call center

Successful Metrics

- 935,000 active* U accounts (as of 2/29/16)
- 40% of Active Retail Digital Banking Clients are active U (906,000/ 2.33MM Total)
- Of the 935,000 active*
  - 59% or 551k existing OLB accounts
  - 15% or 140k are Susquehanna converted accounts
  - 24% or 222k, are new U accounts
  - 2% or 22k are associate accounts
- 336k new U account enrollments since 8/16

* Active is defined by having logon in previous 90 days to U web portal or U mobile app
*** Prior year OLB enrollments compared to U enrollments

22

23 23 Among the Highest Rated Banks ▪ BB&T has a strong risk profile  A track record of forgoing excessive growth in overheated markets  BB&T has not been active in the leveraged loan market  BB&T performs very well in forward - looking stress tests  BB&T’s capital position is resilient under stress - Even during the crisis, BB&T grew capital, largely organically Average Peer Group Debt Ratings Sources: Bloomberg, SNL As of 3/2/16 Averages reflect ratings by Moody’s, S&P, Fitch, and DBRS Moody's S&P Fitch DBRS S&P/Fitch Equivalent USB A1 A+ AA AA AA - WFC A2 A AA - AA A+ BBT A2 A - A+ AH A PNC A3 A - A+ AH A CMA A3 BBB+ A A A - MTB A3 A - A AL A - FITB Baa1 BBB+ A AL A - STI Baa1 BBB+ A - AL A - KEY Baa1 BBB+ A - BBBH BBB+ HBAN Baa1 BBB A - BBBH BBB + CFG N/A BBB+ BBB+ BBBH BBB+ RF Baa3 BBB BBB BBB BBB ZION Ba1 BBB - BBB - BBBL BBB -

24 24 Value System Revenues Superior Shareholder Long - term Returns Value System Attract / Train and Retain the Right People Perfect Client Experience Culture Matters – Values Are Consistent and Important

25 25 BB&T – Since 1872 ▪ Strong diversification in revenue, geography, products, and loan portfolios ▪ Premier community banking model with diverse national businesses ▪ Growing capital markets and corporate banking capabilities ▪ Accelerating growth for risk/return advantaged lending platforms ▪ Most diversified insurance platform in the industry ▪ Strong and improving core deposit base ▪ Focus on long - term stability driven by consistent, conservative risk appetite ▪ Lowest - risk balance sheet and increasing capital distribution ▪ Unique values - driven culture

Appendix

Non-GAAP Reconciliations[1]

	Quarter Ended				
	Dec. 31 2015	Sept. 30 2015	June 30 2015	March 31 2015	Dec. 31 2014
Efficiency ratio - GAAP	62.4%	64.1%	69.8%	60.7%	58.3%
Effect of merger-related and restructuring charges, net	(1.9)	(3.1)	(1.1)	(0.5)	(0.7)
Effect of loss on sale of American Coastal	-	-	(0.8)	-	-
Effect of mortgage reserve adjustments	-	-	-	-	(1.1)
Effect of loss on early extinguishment of debt	-	-	(7.1)	-	-
Effect of franchise tax adjustment	-	-	-	-	0.6
Effect of FDIC loss share accounting	-	-	(0.1)	(0.1)	(0.1)
Effect of foreclosed property expense	(0.4)	(0.6)	(0.6)	(0.6)	(0.4)
Effect of amortization of intangibles	(1.3)	(1.2)	(0.9)	(1.0)	(1.0)
Efficiency ratio - reported	58.8%	59.2%	59.2%	58.5%	55.6%
Fee Income ratio - GAAP	39.7%	39.7%	43.0%	42.5%	42.7%
Effect of loss on sale of American Coastal	-	-	0.6	-	-
Effect of FDIC loss share accounting	2.1	2.4	2.7	3.3	3.5
Fee Income ratio - reported	41.8%	42.1%	46.3%	45.8%	46.2%

1 BB&T's management uses these measures in their analysis of the Corporation's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

Note: Effective 1/1/15, BB&T retrospectively adopted new accounting guidance for Qualified Affordable Housing investments. Prior period information has been revised to conform to the current presentation

28

Non-GAAP Reconciliations[1]

Reported net interest margin vs. core net interest margin	Quarter Ended Dec. 31 2015	Sept. 30 2015	June 30 2015	March 31 2015	Dec. 31 2014
Reported net interest margin - GAAP	3.35%	3.35%	3.27%	3.33%	3.36%
Adjustments to interest income for assets acquired:					
Effect of securities acquired from FDIC	(0.03)	(0.04)	(0.04)	(0.06)	(0.06)
Effect of loans acquired from FDIC and PCI	(0.11)	(0.07)	(0.08)	(0.10)	(0.11)
Effect of purchase accounting marks on non-PCI loans acquired from Susquehanna	(0.07)	(0.08)	-	-	-
Adjustments to interest expense:					
Effect of purchase accounting marks on time deposits assumed from Susquehanna	(0.02)	(0.01)	-	-	-
Effect of interest expense related to acquired assets	-	-	0.01	0.01	0.01
Core net interest margin	3.12%	3.15%	3.16%	3.18%	3.20%

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and purchased credit impaired ("PCI") loans acquired from Susquehanna. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans and deposits acquired from Susquehanna. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets

28

Non-GAAP Reconciliations[1]

(Dollars in millions)

Link Quarter Average Balance Growth Adjusted for Acquisitions

Loans	December 31, 2015			Link Qtr	
	Reported	Acquired	Adjusted	Adj Growth	Ann.
Commercial and industrial	$ 48,047	$ (4,070)	$ 43,977	$ 848	7.8 %
CRE - income producing properties	13,264	(2,381)	10,883	67	2.5
CRE - construction and development	3,766	(863)	2,903	12	1.6
Dealer floor plan	1,164	-	1,164	108	40.6
Direct retail lending	10,896	(2,255)	8,641	237	11.2
Sales finance	10,533	(1,710)	8,823	(406)	(17.5)
Revolving credit	2,458	(7)	2,451	37	6.1
Residential mortgage	30,334	(1,828)	28,506	(432)	(5.9)
Specialized lending subsidiaries	13,281	(744)	12,537	227	7.3
Subtotal	**133,743**	**(13,858)**	**119,885**	**698**	**2.3**
Purchased credit-impaired loans (PCI)	1,070	(229)	841	(98)	(41.4)
Total average loans and leases HFI	**$ 134,813**	**(14,087)**	**$ 120,726**	**$ 600**	2.0 %

	September 30, 2015		
	Reported	Acquired	Adjusted
Commercial and industrial	$ 46,462	$ (3,333)	$ 43,129
CRE - income producing properties	12,514	(1,698)	10,816
CRE - construction and development	3,502	(611)	2,891
Dealer floor plan	1,056	-	1,056
Direct retail lending	9,926	(1,522)	8,404
Sales finance	10,386	(1,157)	9,229
Revolving credit	2,421	(7)	2,414
Residential mortgage	30,384	(1,446)	28,938
Specialized lending subsidiaries	12,837	(527)	12,310
Subtotal	**129,488**	**(10,301)**	**119,187**
Purchased credit-impaired loans (PCI)	1,052	(113)	939
Total average loans and leases HFI	**$ 130,540**	**(10,414)**	**$ 120,126**

1 BB&T's management uses these measures in their analysis of the Corporation's performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

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Non - GAAP Reconciliations 1 31 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. (Dollars in millions) September 30 , 2015 Reported Acquired Adjusted Noninterest - bearing deposits $ 44,153 (1,988) $ 42,165 Interest checking 22,593 (2,624) 19,969 Money market and savings 59,306 (3,397) 55,909 Subtotal 126,052 (8,009) 118,043 Time deposits 16,837 (2,949) 13,888 Foreign office deposits - interest - bearing 948 - 948 Total deposits $ 143,837 (10,958) $ 132,879 Deposits December 31, 2015 Link Qtr Reported Acquired Adjusted Adj Growth Ann. Noninterest - bearing deposits $ 45,824 $ (2,860) $ 42,964 799 7.5 % Interest checking 24,157 (3,966) 20,191 222 4.4 Money market and savings 61,431 (4,986) 56,445 536 3.8 Subtotal 131,412 (11,812) 119,600 1,557 5.2 Time deposits 16,981 (3,742) 13,239 (649) (18.5) Foreign office deposits - interest - bearing 98 - 98 (850) NM Total deposits $ 148,491 (15,554) $ 132,937 58 0.2 % Link Quarter Average Balance Growth Adjusted for Acquisitions

Quarter Ended Charge - offs Dec. 31 2015 Charge - offs (reported) 0.38% Less subprime auto (Regional Acceptance) (0.19) Adjusted charge - offs 0.19% Non - GAAP Reconciliations 1 32